EXHIBIT 10.60

               FOURTH AMENDMENT TO CREDIT AGREEMENT AND COMPOSITE
                               AMENDMENT AGREEMENT

                  THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND COMPOSITE AMENDMENT AGREEMENT ("Amendment") is made and entered into as of this 4th day of December, 2000 (the "Fourth Amendment Date") by and among HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation ("Hi-Rise"), IDC ACQUISITION SUB, INC., a New York corporation ("IDC"), WILKINSON COMPANY, INC., an Ohio corporation ("Wilkinson"), RECYCLTECH ENTERPRISES INC., an Ontario corporation ("Recycltech"), HESCO SALES, INC., a Florida corporation ("Hesco"), UNITED TRUCK AND BODY CORPORATION, a Florida corporation ("United Truck"), HESCO EXPORT CORPORATION, a Florida corporation ("Hesco Export"), BES-PAC, INC., formerly known as BPI ACQUISITION CORP., a South Carolina corporation ("Bes-Pac Acquisition Corp."), and DII ACQUISITION CORP., a Connecticut corporation ("Devivo Acquisition Corp.") (Hi-Rise, IDC, Wilkinson, Recycltech, Hesco, United Truck, Hesco Export, Bes-Pac Acquisition Corp and Devivo Acquisition Corp. are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); ACME CHUTE COMPANY, INC., a Florida corporation ("Acme Chute"), DEVIVO INDUSTRIES, INC., a Connecticut corporation ("Devivo"), ECOLOGICAL TECHNOLOGIES, INC., a Connecticut corporation ("Eco"), KE CORPORATION, a Delaware corporation ("Kohlman Acquisition Corp."), and AMERICAN GOOSENECK, INC., an Arizona corporation ("American Gooseneck") (Acme Chute, DeVivo, Eco, Kohlman Acquisition Corp. and American Gooseneck are sometimes collectively referred to herein as the "Subsidiary Guarantors" and, together with the Borrowers, the "Credit Parties"); GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., a national banking association (in its individual capacity, "NationsBank"), KEY CORPORATE CAPITAL, INC., (in its individual capacity, "KCCI"), the other Lenders signatory hereto from time to time, GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent for the Lenders ("Administrative Agent"), and BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., as Revolver Agent for the Lenders ("Revolver Agent" and, together with Administrative Agent, "Agents").

                               W I T N E S S E T H

                  WHEREAS, Borrowers, GE Capital, Nationsbank, KCCI and Agents have entered into that certain Credit Agreement, dated as of October 28, 1998 (the "Credit Agreement"), as amended by that certain First Amendment to Credit Agreement and Composite Amendment Agreement, dated as of September 17, 1999 (the "First Amendment"), that certain Second Amendment to Credit Agreement and Composite

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Amendment Agreement dated as of June 30, 2000 (the "Second Amendment"), and that certain Third Amendment to Credit Agreement and Composite Amendment Agreement dated as of October 19, 2000 (the "Third Amendment"), pursuant to which Credit Agreement the Lenders extended revolving and term credit facilities to the Borrowers of up to Sixty-Three Million and No/100 Dollars ($63,000,000.00) in the aggregate for the purpose of funding certain Acquisitions and refinancing certain indebtedness of the Borrowers, to provide working capital financing for the Borrowers and to finance capital expenditures of the Borrowers; and

                  WHEREAS, the Credit Parties acknowledge that they are in default under the Credit Agreement and related Loan Documents (defined below) as a result of, among other things, (i) an over-advance under Revolving Loan (Revolver A) and Revolving Loan (Revolver B) as contemplated in Sections 1.1(a) and 1.1(b) of the Credit Agreement and the Credit Parties' failure to immediately repay such over-advances in accordance with the provisions of Sections 1.3(b)(i) and 1.3(b)(ii) of the Credit Agreement, (ii) the failure to meet the financial covenants set forth in Section 6.10 and Annex G of the Credit Agreement for the Fiscal Quarter ended September 30, 2000 and (iii) certain additional matters described in Schedule 2 hereto (collectively, the "Pending Defaults"); and

                  WHEREAS, the Credit Parties have requested certain additional fundings of up to $5,500,000.00 ("Term Loan C") notwithstanding the existence of the Pending Defaults; and

                  WHEREAS, GE Capital has agreed to fund Term Loan C subject to the terms and conditions of this Amendment; and

                  WHEREAS, the Lenders other than GE Capital have consented to the Term Loan C and the other terms and conditions of this Amendment, provided that Term Loan C is fully subordinated, both in time of payment and right of payment, to the repayment in full of all Obligations other than Term Loan C, and subject to the terms and conditions of this Amendment;

                  NOW THEREFORE, in consideration of the premises, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                    Article 1

                            RECITATIONS; DEFINITIONS

         Section 1.1 Recitations. Each of the Credit Parties hereby jointly and severally confirms the truth and accuracy of each of the preambles and recitals set forth in the introduction to this Amendment and agrees that each of the preambles and recitals set forth in the introduction to this Amendment are incorporated herein by reference and are and shall be deemed to be a part of this Amendment as if fully set forth herein.

         Section 1.2 Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Credit Agreement. As used herein, the following terms shall have the meanings set forth below:

                           (a) "Covenant Waiver Fee" shall mean $500,000. The
Covenant Waiver Fee has been fully earned on the Fourth Amendment Date and shall be non-refundable when paid.

                           (b) "Availability Covenant" shall mean that
commencing November 30, 2000 and on the last day of each calendar month thereafter, the sum of (i) the positive difference, if any, of the outstanding balance of the aggregate Revolving Loan (Revolver A) less the Borrowing Base (Revolver A) and (ii) the positive difference, if any, of the outstanding balance of the aggregate Revolving Loan (Revolver B) less the Borrowing Base (Revolver B), shall be not more than $13,563,000.

                           (c) "Material Default" shall mean (i) an Event of
Default as defined in Credit Agreement Section 8.1(h) or (i); (ii) an Event of Default as defined in Credit Agreement Section 8.1(l) unless arising as a result of the issuance to or the exercise by Term Loan C Lender of the GECC Warrant Documents (defined below); (iii) failure to satisfy the Working Capital Covenant or the Availability Covenant; (iv) any information contained in any Borrowing Base Certificate delivered during the Forbearance Period is untrue or incorrect in any material respect as of the date made; or (v) any other Event of Default (other than the Pending Defaults) hereafter designated by all of the Lenders as a Material Default.

                           (d) "Term Loan C Lender" shall mean General Electric
Capital Corporation.

                           (e) "Term Loan C Commitment" shall mean $5,500,000.

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                           (f) "Term Loan C Termination Date" shall mean
February 15, 2001 or such later date as may be agreed in writing between the Credit Parties and Lenders.

                           (g) "Term Loan C Note" shall mean the promissory note
dated the Fourth Amendment Date and evidencing Term Loan C.

                           (h) "Working Capital Covenant" shall mean that
commencing November 30, 2000 and on the last day of each calendar month thereafter, the Credit Parties shall have Working Capital of at least $21,371,000.

                           (i) "Working Capital" shall mean the sum of total
Accounts Receivable and total Inventory Balance (both as shown on the Borrowing Base Certificate for Revolver A), the Total Lease Value/calculated outstanding balance (as shown on the Borrowing Base Certificate for Revolver B) and cash on hand in the Collection Account (as shown on the bank statement), less outstanding checks (as shown on the applicable check registries) and outstanding trade payables (as shown on the ledger of trade payables).

                                    Article 2

                                   FORBEARANCE

         Section 2.1 Forbearance. Provided that no Material Default shall occur and be continuing, the Agents and Lenders shall forbear from enforcing their respective remedies for the period (the "Forbearance Period") beginning on the date hereof and ending on the Term Loan C Termination Date. If at any time a Material Default shall occur, Agents and Lenders may immediately commence, proceed or otherwise continue with any or all rights and remedies available under the Loan Documents, under applicable law or otherwise (collectively, "Lenders' Remedies") without demand or notice to any Credit Party, but as among Agents and Lenders, subject to the provisions of the Credit Agreement with respect to exercising remedies. The matters disclosed on Schedule 2 hereto shall not constitute Material Defaults during the Forbearance Period. At the end of the Forbearance Period, if Borrower has not paid, in full, all amounts due and owing under the Loan Documents, or otherwise cured the Pending Defaults and any other Events of Default to the full satisfaction of Agents and Lenders in their respective sole and absolute discretion, Agents and Lenders may proceed with Lenders' Remedies without any notice or demand to any Credit Party or any other party, but as among Agents and Lenders, subject to the provisions of the Credit Agreement with respect to exercising remedies. During the Forbearance Period, Lenders and Agents shall forbear from the exercise of any set-off rights with respect to any funds contained in any of the Credit Parties' accounts. Lenders and Agents are entering into this Amendment as an

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accommodation to the Credit Parties and the Credit Parties remain bound to perform their respective obligations under the Loan Documents.

                                    Article 3

                         AMENDMENTS TO CREDIT AGREEMENT

         Section 3.1 Term C Loan. The following is hereby added as Credit Agreement Section 1.1(i):

                  Subject to the terms and conditions hereof, each Term Loan C Lender agrees to make a term loan from and after the Fourth Amendment Date to Borrowers in the original principal amount of its Term Loan C Commitment. In the event there is more than one Term Loan C Lender, the obligations of each Term Loan C Lender hereunder shall be several and not joint. Such Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(i) (each a "Term Loan C Note"), and Borrowers shall execute and deliver a Term Loan C Note to each Term Loan C Lender. Each Term Loan C Note shall represent the obligations of Borrowers to pay the amount of the applicable Term Loan C Lender's Term Loan C Commitment to Borrowers, together with interest thereon as prescribed in Section 1.5. Borrower shall pay the principal amount of the Term Loan C in full on the earliest to occur of (A) the Term Loan C Termination Date or (B) the date of refinancing the other Loans.

         Section 3.2 Application of Prepayments. Credit Agreement Section 1.3(c) is hereby amended to change the word "last" in the first sentence thereof to "seventeenth" and to add the following to the end of such first sentence:

                  eighteenth, to interest then due and payable on the Term Loan C and nineteenth, to the principal balance of the Term Loan C.

         Section 3.3 Use of Proceeds. The following is hereby added to the end of Credit Agreement Section 1.4:

                  Borrowers shall utilize the proceeds of Term Loan C solely for the following purposes: (i) on the Fourth Amendment Date, to pay the Covenant Waiver Fee to the Term Loan C Lender, (ii) to pay past due trade payables in the amounts and to the parties agreed to in writing by Term Loan C Lender, in its sole and absolute discretion, and Borrowers and (iii) to provide for ongoing working capital purposes pursuant to and in accordance with a budget (the "Working Capital Budget") prepared by Borrowers and approved by the Term Loan C Lender in its sole and

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                  absolute discretion. A copy of the approved Working Capital
                  Budget, as the same may be amended from time to time, shall be delivered by Borrowers to the Lenders.

         Section 3.4 Interest and Applicable Margins. The following is hereby added to the end of the first paragraph of Credit Agreement Section 1.5:

                  Term Loan C shall bear interest at a rate per annum of 15%.

         Section 3.5 Conditions Precedent to Term Loan C. The following is hereby added as Credit Agreement Section 2.6.

                           (a) In addition to the other conditions precedent to
the making of any Loan pursuant to this Agreement, the Term Loan C Lender shall have no obligation to advance any portion of Term Loan C until the following additional conditions have been satisfied or provided for in a manner satisfactory to Term Loan C Lender or waived in writing by Term Loan C Lender:

                                    (i) receipt by Term Loan C Lender of fully
executed counterparts of the Fourth Amendment, Term Loan C Note, opinions, certificates, and other instruments and agreements, all in form and substance satisfactory to Term Loan C Lender;

                                    (ii) with respect to any advance of Term
Loan C on or after January 10, 2001, the Credit Parties shall have delivered to the Lenders a turnaround plan prepared by Grisanti, Galef and Goldress and shall be implementing the same to the satisfaction of Term Loan C Lender;

                                    (iii) the Credit Parties shall, to the
satisfaction of Term Loan C Lender, continue to actively pursue the sale of the architectural business and explore the sale of certain lease receivables, including, without limitation, promptly engaging an investment bank satisfactory to Lenders to assist the Credit Parties in such sale process;

                                    (iv) receipt by Term Loan C Lender of a
fully executed Securities Purchase Agreement (the "GECC SPA") and a Registration Rights Agreement (the "GECC Registration Agreement") both in form substantially similar to that executed in connection with the closing of the Credit Agreement and pursuant to which GE Capital shall be issued warrants representing 45% of the common stock of Borrower on a fully diluted basis at an exercise price of one cent per share; and

                                    (v) issuance of the warrants required
pursuant to the GECC SPA (the "GECC Warrants"), together with such opinions, certificates and related

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documents as GE Capital shall require (the warrants, GECC SPA and GECC
Registration Agreement being collectively the "GECC Warrant Documents").

                           (b) Notwithstanding any provision or reference to the
contrary in Credit Agreement Section 2.2 or elsewhere, the satisfaction or waiver of any condition precedent to an advance of Term Loan C shall be at the sole discretion of Term Loan C Lender.

         Section 3.6 Term Loan C Note. The Credit Agreement is hereby amended to add as Exhibit 1.1(i) the form of promissory note attached to this Fourth Amendment as Exhibit A.

         Section 3.7 Additional Covenants. The Credit Parties covenant to comply with the Working Capital Covenant and the Availability Covenant. Commencing December 14, 2000 and on the 14th day of each month thereafter, the Credit Parties shall deliver to the Lenders a Borrowing Base Certificate substantially in the form of Exhibit A hereto with respect to the previous month.

         Section 3.8 No Other Advances. Except for advances of Term Loan C, no further advances under any of the Loans or issuance of Letters of Credit shall be available to the Credit Parties unless and until Lenders and Agents agree in writing, in their sole and absolute discretion, to make such further advances. The Credit Parties have been advised that additional fundings may not be forthcoming and that alternative sources of fundings should be explored.

         Section 3.9 Interest and Principal Payments. The Lenders hereby agree that during the Forbearance Period, all interest payments due with respect to the Loans shall accrue and any principal payments due with respect to the Loans shall be deferred. All such accrued and deferred payments shall be payable at the expiration of the Forbearance Period.

         Section 3.10 Subordinated Payments. The Term Loan C Lender acknowledges and agrees that Term Loan C is fully subordinated, both in time of payment and right of payment, to the repayment in full of all Obligations other than Term Loan C.

         Section 3.11 GECC Warrant Documents. The Lenders consent to the GECC Warrant Documents and the exercise by GE Capital of its rights contained therein and agree that neither the issuance of the GECC Warrants or the issuance of shares of Hi-Rise's Common Stock upon exercise thereof shall constitute an Event of Default under the Credit Agreement. Notwithstanding the provisions of the Credit Agreement, the Securities Purchase Agreement dated as of October 28, 1998 among Hi-Rise, GE Capital, NationsBank (predecessor in interest to BOA) and KCCI or the Warrants (as defined

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therein and as used herein, the "Lender Warrants"), the Lenders hereby waive any default under the Credit Agreement or any optional redemption rights with respect to the Lender Warrants or the securities issuable upon exercise thereof that may arise as a result of the issuance of the GECC Warrants or the exercise thereof. The rights of GE Capital, on the one hand, and BOA and KCCI on the other, with respect to the registration rights in the respective Registration Rights Agreements entered into with respect to the Lender Warrants and the Warrant (as defined in the GECC SPA) shall be pro rata based on the numbers of shares attributable to each Warrant.

         Section 3.12 Securities Issues. Hi-Rise has been advised that it is subject to de-listing by Nasdaq as a result of the failure to maintain a minimum bid price of $1.00. In addition, the issuance of the GECC Warrants could result in de-listing by Nasdaq. The Lenders agree that any de-listing of Hi-Rise from Nasdaq shall not constitute an Event of Default.

         Section 3.13 Certain Definitions.

                  3.13.1 All references in the Credit Agreement to "this Agreement," "herein," hereof" or sections thereof shall be deemed to mean references to the Credit Agreement as amended by this Amendment.

                  3.13.2 The definition of "Loan Documents" is hereby amended to include the Credit Agreement, as amended by this Amendment, the Term Loan C Note, the GECC Warrant Documents together with all other documents and instruments heretofore, contemporaneous herewith or from time to time hereafter executed and delivered to or in favor of the Administrative Agent, the Revolver Agent and/or the Lenders, or any one or more of them, in connection with the Credit Agreement, as amended by this Amendment, and/or evidencing and/or securing all or any portion of the obligations and indebtedness of the Borrowers, and each of them, to the Lenders and the Agents under the Credit Agreement, as amended by this Amendment, together with any and all modifications, renewals and replacements therefor made from time to time. The definition of "Lenders" shall include the Term Loan C Lender. The definition of "Loan" shall include the Term Loan C. The definition of "Notes" shall include the Term Loan C Note.

                                    Article 4

                               COMPOSITE AMENDMENT

         Section 4.1 Additional Definitions. All references in each of the Loan Documents to the "Agreement" and the "Credit Agreement" shall mean the Credit Agreement, as amended by this Amendment, and all modifications, amendments and extensions thereto from time to time.

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         Section 4.2 Ratification. The parties hereto agree that the Collateral
Documents, and each of them, secure, in addition to all obligations presently secured thereby, the full and timely payment performance by the Borrowers, and each of them, of their respective obligations and indebtedness under and in respect of the Credit Agreement, as amended by this Amendment, including, without limitation, the repayment of the Term Loan C and each of the Notes, as the same may be consolidated, amended and restated, in each case whether presently existing or hereafter created or incurred, all of which obligations are and shall be equally secured with and have the same priority as the obligations originally secured by the Collateral Documents, and each of them, provided that nothing herein shall be deemed or construed to mean that the Collateral Documents by their own terms do not presently secure such obligations and indebtedness.

                                    Article 5

                          CREDIT PARTY ACKNOWLEDGMEnts

         Section 5.1 Indebtedness. The principal amount outstanding under the Notes as of the date hereof, is as set forth on the schedule attached hereto as Schedule "1".

         Section 5.2 No Offsets or Defenses. As a material inducement to Lenders and Agents to enter into this Agreement, each of the Borrowers and Subsidiary Guarantors hereby acknowledges and agrees that the Indebtedness and all Loan Documents are valid and binding liabilities and obligations of each Borrower and Subsidiary Guarantors. Each of the Credit Parties hereby jointly and severally ratifies and confirms each of their respective obligations and indebtedness under the Credit Agreement and represents and warrants to the Lenders and the Agents that none of them has or claims any defenses, offsets or counterclaims to any of their respective obligations and indebtedness under the Credit Agreement or any of the other Loan Documents, in each case as amended by this Amendment.

         Section 5.3 No Waiver or Estoppel. None of this Amendment, advances of the Term Loan C or any negotiations or other action undertaken with respect to the Loans shall constitute a waiver of any party's rights under the Loan Documents, except to the extent specifically stated herein or in another written agreement executed by all of the parties to this Amendment. In addition, except as expressly provided in this Amendment, none of this Amendment, advances of Term Loan C or any negotiations or other action undertaken with respect to the Loans shall restrict, inhibit or estop Lenders or Agents from exercising any right, remedy or power available to such party at any time (whether or not negotiations are continuing) including all rights, remedies and powers granted under the Loan Documents or otherwise available at law or in equity, or require any delay in the exercise of any such right, remedy or power, but subject to the terms and conditions of the Loan Documents. The Credit Parties agree that no failure to exercise and no delay in exercising any rights, remedies, and powers under the Loan Documents

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or otherwise available at law or in equity shall operate as a waiver of any such rights, remedies or powers, including the right to charge interest at the Default Rate on all outstanding amounts (including advances of Term Loan C) from the time of the Pending Defaults or the date of any advance of Term Loan C, as applicable.

         Section 5.4 Partial Payments. The Credit Parties acknowledge that any partial payments made, either before or after the execution of this Amendment, may be applied to the Notes in partial satisfaction of the Obligations and that neither the acceptance nor application by Agents or Lenders of any partial payment shall constitute a cure or waiver of any default under any of the Loan Documents, constitute any extension or other modification of the Loans or any Loan Document, or prejudice any of Lenders' rights under any Loan or any Loan Documents.

         Section 5.5 Representations and Warranties. Each of the Credit Parties hereby jointly and severally represents and warrants that, except as set forth on Schedule 2 hereto, each of the representations and warranties of the Credit Parties, and each of them, set forth in the Credit Agreement and in each of the other Loan Documents, in each case as amended by this Amendment, is true and correct as of the date hereof and other than the Pending Defaults, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents, in each case as amended by this Amendment.

         Section 5.6 No Litigation. The Credit Parties hereby represent and warrant to Administrative Agent and the Lenders that, except as set forth on
Schedule 2 hereto, no litigation, investigation or proceeding before or by an arbitrator or Governmental Authority is continuing or, to the knowledge of any Credit Party, threatened against the Credit Parties, or any of them, or any of their officers, directors or Affiliates (i) with respect to the Credit Agreement, as amended by this Amendment, the Notes, or any of the other Loan Documents, in each case as amended by this Amendment, or any of the transactions contemplated hereby or thereby, or (ii) which could have a Material Adverse Effect on the Business, prospects or financial condition of the Credit Parties, or any of them.

                                    Article 6

                              Additional Covenants

         Section 6.1 Waiver of the Automatic Stay.

                  6.1.1 The Credit Parties hereby agree that, in consideration for the Term Loan C in the event that any Borrower or Subsidiary Guarantor shall
(i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended ("Bankruptcy Code"),
(ii) be the subject of any order for

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relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (v) be the subject of an order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against Credit Parties for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors (any of the foregoing clauses (i) -
(v) being a "Filing"), then, subject to court approval, Agents and Lenders shall thereupon be entitled and the Credit Parties hereby irrevocably consent to and agree to stipulate to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lenders as provided in the Loan Documents, and as otherwise provided by law, and Credit Parties hereby irrevocably waive any rights to object to such relief. This covenant is a material inducement for Lenders to accept this Amendment.

                  6.1.2 Lenders, Agents and Credit Parties shall cooperate in defending the validity of the transactions contemplated by the Credit Agreement, this Amendment or any of the other Loan Documents in any court, administrative or judicial proceeding.

         Section 6.2 Release. Credit Parties hereto desire to fully comprise, release and settle any and all claims, counterclaims, liabilities, damages, defenses, demands and causes of action that Credit Parties have or may have against the Agents or Lenders related to or that may have arisen, may arise or are or become assertable as a result of events occurring in connection with the Lending Relationship (as defined below), including any claims, causes of action or defenses based on the negligence of Agents or Lenders or on any "lender liability" theories of, among others, bad faith, unfair dealings, duress, coercion, control, misrepresentation, omission, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equity subordination, fraud, failure of consideration in whole or in part, or otherwise, and do hereby intend to release, compromise and settle all such claims and matters, whether known or unknown, whether reduced to judgment, liquidated or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether they arose collaterally, directly, derivately, or otherwise between the Credit Parties on the one hand, and Agents or Lenders, on the other hand (collectively, the "Released Claims"). The Credit Parties hereby stipulate, agree, covenant, warrant and represent unto the Lenders and Agents that no Borrower or Subsidiary Guarantor has any outstanding claims, counterclaims, liabilities, damages, defenses, demands or causes of action against any Lender or Agent and their respective successors, assigns, directors, officers, employees, agents and/or attorneys. The Credit Parties do hereby unconditionally forever release, acquit, settle and discharge each Agent and Lender, and their respective successors, assigns, directors, officers, employees, agents and attorneys of and from the Released

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Claims and Credit Parties hereby declare the Released Claims forever released, acquitted, settled and discharged. As used herein, the term "Lending Relationship" shall mean a collective reference to the Notes, any Loan, Collateral Documents, Guaranties, or any other Loan Documents, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, collateral documents, loan agreements, term sheets and other agreements and actions related thereto.

                                    Article 7

                                  MISCELLANEOUS

         Section 7.1 Free and Voluntary Act. All Borrowers and Subsidiary Guarantors are freely and voluntarily entering into this Amendment and will enter into any document necessary to fulfill the agreements contemplated herein after full consultation with legal, financial and other counsel of their choosing. Each Borrower and Subsidiary Guarantor has individually read this Amendment and has discussed this Amendment with its respective legal, financial and other counsel. All Borrowers and the Subsidiary Guarantors understand this Amendment and the risk inherent in, and significance of, same.

         Section 7.2 No Implied Terms. Any and all duties or obligations that Agents and Lenders may have to any Borrower or Subsidiary Guarantor, are limited to those expressly stated in the Loan Documents as amended hereby, and neither the duties and obligations of Lenders and Agents nor the rights of the Credit Parties shall be expanded beyond the express terms of the Loan Documents as so amended.

         Section 7.3 Fair Consideration. Agents' and Lenders' agreements contained herein constitute valuable, adequate and fair consideration for the obligations of the Credit Parties hereunder.

         Section 7.4 No Lender Control. No Lender will, nor has ever been, a partner, joint venturer, alter ego, manager, or controlling person of any of the Credit Parties.

         Section 7.5 No Other Representation. The Credit Parties acknowledge and agree that no Agent, Lender or any person or entity acting on their behalf has made any representation or promise to any Borrower or Subsidiary Guarantor which is not expressly set forth herein or in the other Loan Documents.

         Section 7.6 Captions. The captions and headings used in this Amendment are for convenience of reference only and do not in any way affect, limit, amplify or modify the terms and provisions of this Amendment.

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         Section 7.7 Counterpart Execution. This Amendment may be executed in several counterparts, each of which shall constitute an original, but together such counterparts shall constitute one and the same instrument.

         Section 7.8 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their permitted legal representatives, heirs, successors and assigns.

         Section 7.9 Time; Construction; Exhibits. Time is of the essence of each provision of this Amendment. All references to the singular or plural number or masculine, feminine or neuter gender shall, as the context requires, include all others. All exhibits attached hereto are by this reference made a part of this Amendment for all purposes. All references to sections, paragraphs, and exhibits are to this Amendment unless otherwise specifically noted. The use of the words "hereof", "hereunder", "herein" and words of similar import shall refer to this entire Agreement and not to any particular section, paragraph or portion of this Amendment unless otherwise specifically noted. All references to "including" shall mean "including without limited to."

         Section 7.10 Severability. If for any reason any provision of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7.11 Authority. Each individual executing this Amendment on behalf of any party to this Amendment represents and warrants that he or she is authorized to enter into this Amendment on behalf of that party and that this Amendment binds that party.

         Section 7.12 Parties in Interest. Nothing in this Amendment is intended to confer any rights or remedies under or by reason of this Amendment on any person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Amendment intended to relieve or discharge any obligation of any third person or any party hereto or to give any third person any right to subrogation or action over or against any party to this Amendment.

         Section 7.13 Further Assurances. The Credit Parties shall, at their own expense, execute, acknowledge and deliver any further assignments, conveyances, transfers or other assurances, documents or instruments reasonably requested by any Agent and will take any other action consistent with the terms of this Amendment or which may reasonably be requested by any Agent in order to accomplish and effectuate the intent hereof.

         Section 7.14 Expenses; Documentary Stamp Taxes. The Credit Parties shall pay all costs and expenses incurred by Lenders or Agents in connection with the execution and delivery of this Amendment. This Amendment and the Term Loan C Note have been executed and delivered outside the State of Florida and are not intended to be brought into the State of Florida except for collection purposes. It is the parties understanding that no Florida documentary stamp tax levied pursuant to Chapter 201 of the Florida statutes is due with respect to this Amendment. However, the Credit Parties agree to indemnify the Lenders and Agents and hold them harmless from and against any losses, costs or expense, and hereby agree to pay any and all stamps, duties and taxes, together with any penalty that any Lender or Agent may be called upon to pay in the event the Florida Department of Revenue or any other governmental agency should in the future determine that any such amounts have been, are or will at any time in the future become due and payable.

         Section 7.15 Law Governing; Consent to Jurisdiction. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER, NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND

HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         Section 7.16 WAIVER OF JURY TRIAL. AGENTS, LENDERS, BORROWERS AND SUBSIDIARY GUARANTORS DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE EXHIBITS, ANY TRANSACTION CONTEMPLATED HEREIN, OR ANY COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AMENDMENT, ANY NOTE, ANY LOAN OR THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AMENDMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AMENDMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER BY LENDERS, BORROWERS AND SUBSIDIARY GUARANTORS IS A MATERIAL INDUCEMENT FOR AGENTS AND LENDERS TO ENTER INTO THIS AMENDMENT.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, this Amendment was made and executed as of the date first above written.

BORROWERS:                 HI-RISE RECYCLING SYSTEMS, INC., a Florida
                           corporation
                           IDC ACQUISITION SUB, INC., a New York corporation
                           WILKINSON COMPANY, INC., an Ohio corporation
                           RECYCLTECH ENTERPRISES INC., an Ontario corporation
                           HESCO SALES, INC., a Florida corporation
                           BES-PAC, INC., formerly  known as BPI  ACQUISITION
                           CORP., a South Carolina corporation
                           DII ACQUISITION CORP., a Connecticut corporation

                           By:      /s/ Donald Engel
                              --------------------------------
                                    Name: Donald Engel
                                    Title: CEO

                           ACME CHUTE COMPANY, INC., a Florida corporation DEVIVO INDUSTRIES, INC., a Connecticut corporation ECOLOGICAL TECHNOLOGIES, INC., a Connecticut corporation
                           KE CORPORATION, a Delaware corporation
                           AMERICAN GOOSENECK, INC., an Arizona corporation

                           By:      /s/ Donald Engel
                              --------------------------------
                                    Name: Donald Engel
                                    Title: CEO

LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and as Lender

                           By:      /s/ Patrick Flynn
                              --------------------------------
                                    Name: Patrick Flynn
                                    Title: Risk Manager

                           BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., as Revolver Agent and as Lender

                           By:      /s/ Justin McCarthy
                              --------------------------------
                                    Name: Justin McCarthy
                                    Title: Vice President

                           KEY CORPORATE CAPITAL, INC.

                           By:      /s/ Craig Haverlock
                              --------------------------------
                                    Name: Craig Haverlock
                                    Title: Designated Signer

                                 Exhibit 1.1(i)

                                 Term Loan Note

                          PROMISSORY NOTE (TERM LOAN C)

                                                              New York, New York
Dated as of December 4, 2000                                       $5,500,000.00

                  FOR VALUE RECEIVED, the undersigned, HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation ("Hi-Rise"), IDC ACQUISITION SUB, INC., a New York corporation ("IDC"), WILKINSON COMPANY, INC., an Ohio corporation ("Wilkinson"), RECYCLTECH ENTERPRISES INC., an Ontario corporation ("Recycltech"), HESCO SALES, INC., a Florida corporation ("Hesco"), UNITED TRUCK AND BODY CORPORATION, a Florida corporation ("United Truck"), HESCO EXPORT CORPORATION, a Florida corporation ("Hesco Export"), BES-PAC, INC., formerly known as BPI ACQUISITION CORP., a South Carolina corporation ("Bes-Pac Acquisition Corp."), and DII ACQUISITION CORP., a Connecticut corporation ("Devivo Acquisition Corp."), (Hi-Rise, IDC, Wilkinson, Recycltech, Hesco, United Truck, Hesco Export, Bes-Pac Acquisition Corp. and Devivo Acquisition Corp. are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION ("Lender"), at the offices of GE Capital Corporation Capital Funding Inc, 401 Merritt Seven, 2nd Floor, Norwalk CT 06856, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 AND NO CENTS ($5,500,000.00) or, if less, the aggregate unpaid amount of all advances of the Term Loan C made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

         This Promissory Note (Term Loan C) is issued pursuant to that certain Credit Agreement dated as of October 28, 1998, by and among Borrowers, General Electric Capital Corporation, Bank of America, N.A., successor in interest to NationsBank, N.A., Key Corporate Capital, Inc. and the other Persons signatory thereto from time to time as Lenders, General Electric Capital Corporation, as Administrative Agent and Revolver Agent (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a Statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each advance made by Lender to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of Term Loan C made by Lender to Borrowers.

         The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, pursuant to such calculations, as are specified in the Credit Agreement.

         If any payment on this Promissory Note (Term Loan C) becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon and after the occurrence of any Event of Default, this Promissory Note (Term Loan C) may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         Time is of the essence of this Promissory Note (Term Loan C). Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

         Except as provided in the Credit Agreement, this Promissory Note (Term Loan C) may not be assigned by Lender to any Person.

         THIS PROMISSORY NOTE (TERM LOAN C) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

         IN WITNESS WHEREOF, the undersigned Borrowers have caused this Promissory Note (Term Loan C) to be duly executed and delivered this 4th day of December, 2000.

                           HI-RISE RECYCLING SYSTEMS, INC., a
                           Florida corporation
                           IDC ACQUISITION SUB, INC., a New
                           York corporation
                           WILKINSON COMPANY INC., an Ohio
                           corporation
                           RECYCLTECH ENTERPRISES INC., an
                           Ontario corporation
                           HESCO SALES, INC., a Florida corporation
                           UNITED TRUCK AND BODY
                           CORPORATION, a Florida corporation
                           HESCO EXPORT CORPORATION, a
                           Florida corporation
                           BES-PAC, INC., formerly known as BPI
                           ACQUISITION CORP., a South Carolina
                           corporation
                           DII ACQUISITION CORP., a Connecticut
                           corporation

                           By:      ____________________________________________
                                    Name:
                                    Title

STATE OF                   )
                           ) ss.
COUNTY OF                  )

         The foregoing instrument was acknowledged before me this _____ day of ___________, 2000 by ________________________________, who personally appeared before me, being an officer of each of HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation IDC ACQUISITION SUB, INC., a New York corporation, WILKINSON COMPANY INC., an Ohio corporation, RECYCLTECH ENTERPRISES INC., an Ontario corporation, HESCO SALES, INC., a Florida corporation, UNITED TRUCK AND BODY CORPORATION, a Florida corporation, HESCO EXPORT CORPORATION, a Florida corporation, BES-PAC, INC., formerly known as BPI ACQUISITION CORP., a South Carolina corporation, and DII ACQUISITION CORP., a Connecticut corporation, on behalf of each such corporation, and he acknowledged that he signed and delivered the foregoing instrument as his own free will and voluntary act for the purposes therein set forth. He is personally known to me or presented _____________________________ as identification.

                           _____________________________________________________
                           Print Name:__________________________________________
                           NOTARY PUBLIC
                           Commission Number:___________________________________
                           My Commission Expires:

         (Notarial Seal)

                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE

                               Dated:____________

                With respect to the month ending _______________

Pursuant to the Credit Agreement, dated as of October 28, 1998, (as amended, the "Credit Agreement"), among Hi-Rise Recycling Systems, Inc., IDC Acquisition Sub, Inc., Wilkinson Company, Inc., Recycltech Enterprises Inc., Hesco Sales, Inc., United Truck and Body Corporation, Hesco Export Corporation, Bes-Pac, Inc., DII Acquisition Corp., Acme Chute Company, Inc., DeVivo Industries, Inc., Ecological Technologies, Inc., KE Corporation, and American Gooseneck, Inc., General Electric Capital Corporation, Bank of America, N.A., successor in interest to NationsBank, N.A. and Key Corporate Capital, Inc., the other Lenders signatory thereto from time to time, General Electric Capital Corporation, as Administrative Agent for the Lenders ("Administrative Agent"), and Bank of America, N.A., as Revolver Agent for the Lenders ("Revolver Agent" and, together with Administrative Agent, "Agents"), the undersigned Borrower Representative certifies for itself and each of the other Credit Parties that as of the close of business on the date set forth below, the Borrowing Base (Revolver A), Borrowing Base (Revolver B), Working Capital Covenant and Availability Covenant are computed as set forth on the attached Schedules to this Certificate. Capitalized terms defined in the Credit Agreement are used in this Certificate as so defined.

The undersigned represents and warrants for itself and each of the other Credit Parties that this Borrowing Base Certificate is a true and correct statement of, and that the information contained herein is true and correct in all material respects regarding, the status of all amounts reflected herein. The undersigned further represents and warrants for itself and each of the other Credit Parties that there is no Material Default or other Event of Default (other than Pending Defaults) and all representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct as of the date of this Borrowing Certificate, except to the extent that such representations or warranties expressly relate to an earlier date, except for changes therein expressly permitted or contemplated by the Credit Agreement or any other Loan Document and except as previously disclosed in Schedule 2 to the Fourth Amendment. The undersigned understands that the Lenders will continue forbearance based on the information contained herein and additional funds lent by Term Loan C Lender is based on the information contained herein.

IN WITNESS WHEREOF, the undersigned Borrower Representative has duly executed and delivered this Borrowing Base Certificate on behalf of itself and each of the other Credit Parties as of the date first above written.

                           HI-RISE RECYCLING SYSTEMS, INC.
                           a Florida corporation

                           By:  ________________________________________________
                           Name:
                           Title:

                                   SCHEDULE 1

                          CURRENT OUTSTANDING BALANCES
                            (as of November 30, 2000)

Revolving Notes (Revolver A) including               $18,469,423.28
         Swing Line Notes (Revolver A)

Revolving Notes (Revolver B) including               $7,248,298.95
         Swing Line Notes (Revolver B)

Term Notes A                                         $4,333,333.35

Term Notes B                                         $9,000,000.00

Term Note C                                          $0.00

Acquisition Loan Notes                               $14,372,005.70

                                   SCHEDULE 2

                               POTENTIAL DEFAULTS

                       CREDIT PARTIES DISCLOSURE SCHEDULE

                          Dated as of December 4, 2000

         In connection with the Fourth Amendment to Credit Agreement and Composite Amendment Agreement, dated as of the Fourth Amendment Date (the "Fourth Amendment"), by and among the Credit Parties, the Lenders and the Agents, attached hereto are certain sections of the disclosure schedule (the "Disclosure Schedule") to the Fourth Amendment prepared by the Credit Parties. Capitalized terms not otherwise defined herein but defined in the Fourth Amendment shall have the meaning set forth in the Fourth Amendment.

         Any fact or item stated in any section of the Disclosure Schedule shall be deemed to be disclosed on any other section or sections of the Disclosure Schedule, notwithstanding the omission of a reference or cross-reference thereto.

         The inclusion of any information in the Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself, that such information is required to be listed in the Disclosure Schedule or that any such items are material to the Credit Parties.

         The headings of the sections of the Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of the Fourth Amendment.

                                   Schedule 2

Representations and Warranties and Litigation

The representations and warranties contained in Sections 3.13, 3.17 and 3.21 of the Credit Agreement are qualified by the following exceptions:

DeVivo Environmental Matters

In February 1999, Hi-Rise acquired all of the outstanding capital stock of DeVivo. DeVivo had been operating four paint spray booths to paint its products since 1985. Two Notices of Violation were issued by the Connecticut Department of Environmental Protection (the "DEP"), one for construction of the booths and one for their operation. In addition, a third Notice of Violation was issued by the DEP for DeVivo's failure to have submitted an application permit under Title V of the Clean Air Act.

On or about July 31, 2000, the Commissioner of Environmental Protection for the State of Connecticut (the "Plaintiff") brought an action in Superior Court, Judicial District of Hartford, State of Connecticut, against DeVivo alleging that DeVivo violated several provisions of Connecticut law by its failure to obtain the permits relating to its construction, installation and operation in 1986 and 1994 of those paint spray booths used in its manufacturing processes. The Plaintiff is seeking civil penalties not to exceed $25,000 per day for each day of violation on or after October 1, 1990 and civil penalties not to exceed $1,000 per day for each day of violation prior to October 1, 1990. The Credit Parties believe that they are entitled to be indemnified for substantially all liability for this action by the former shareholders of DeVivo pursuant to the terms and conditions of the Stock Purchase Agreement dated as of February 23, 1999, by and among Hi-Rise Recycling Systems, Inc., DII Acquisition Corp., DeVivo, Ecological Technologies and the shareholders of DeVivo.

DeVivo has submitted applications for the necessary permits.

Morse Diesel International, Inc. v. Mirage on the Gulf, Ltd., et. al, Case No. 00-36-3061CA, Collier County, Florida Circuit Court

Hi-Rise is named as a defendant in this case. Morse Diesel, the general contractor, is suing the owner, Mirage, for non-payment of the sums due under the general contract. Hi-Rise has filed a claim of lien against the subject property. Morse Diesel alleges that Morse Diesel's interests are superior to the lien held by Hi-Rise and seeks to foreclose the Hi-Rise lien. An amended complaint was served on Hi-Rise on November 14, 2000.

Lawson Steel, Inc. v. Hi-Rise Recycling Systems, Inc. and DeVivo Industries, Case No. 00-29876 CA24, Miami-Dade County, Florida Circuit Court

Lawson Steel filed suit on November 14, 2000 alleging non-payment of $58,396.87. [Note: The previous suit filed by Lawson Steel in federal court was voluntarily dismissed without prejudice. Lawson Steel then re-filed in state court.]

Reliance MetalCenter v. Hi-Rise Recycling Systems, Inc., United States District Court, Southern District of Florida, Case No. 00-14293-CIV-Paine/Lynch

Reliance filed suit on October 2, 2000 alleging non-payment of $364,536.05 for metal products previously delivered to Hi-Rise and AG Products, Inc.

The representations and warranties set forth in Section 3.5 are qualified by the following exceptions:

The Pending Defaults, the litigation and environmental matters described above could have a Material Adverse Effect.

Covenants

The Credit Parties may be in breach of certain covenants set forth in Sections
5.8 and 6.11 of the Credit Agreement due to the DeVivo Environmental Matters referenced above.

In addition, the Credit Parties may be in breach of the following covenants:

         Section 5.2 - Payment of Obligations

         Hi-Rise files its income tax returns on a consolidated basis that includes the other Credit Parties. Hi-Rise has not made any payments with respect to its outstanding consolidated income tax liability incurred for the fiscal year ended December 31, 1999 because it anticipates that it will receive a refund for fiscal year ending December 31, 2000 due to losses incurred during that fiscal year. Hi-Rise intends to accrue penalties and interest up until the date on which the refund is paid to it and allow a portion of that refund to be used to pay the outstanding income tax liability and the accompanying penalties and interest.

         The Credit Parties owe payment for lawful claims for labor, materials, supplies and services which have been provided by certain vendors of the Credit Parties and are past due.

         Section 5.6 - Supplemental Disclosure

         The Credit Parties have not timely supplemented each Disclosure Schedule to the Credit Agreement to disclose matters which, if existing or occurring at the date of the Credit Agreement, would have been required to be set forth or described in such Disclosure Schedule to the Credit Agreement or which was necessary to correct any information in such Disclosure Schedule or representation to the Credit Agreement. The Credit Parties have now supplied to Lenders the information that would have been required to have been so disclosed.

         Section 5.9 - Landlords' Agreements, Mortgage Agreements and Bailee Letters

         The Credit Parties have not yet obtained landlord agreements with respect to certain parcels of land which are leased by the Credit Parties which would contain a waiver or subordination of all Liens or claims that the landlord may assert against the Inventory or Collateral at that location.

         Section 6.10 - Financial Covenants

         The Credit Parties are not in compliance with any of the financial covenants.